UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2022

PIEDMONT LITHIUM INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38427	36-4996461
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

32 North Main Street, Suite 100
Belmont, North Carolina	28012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (704) 461-8000

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	PLL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Form 8-K/A (the “Amendment”) of Piedmont Lithium Inc. (the “Company”) amends the Form 8-K filed by the Company on January 31, 2022 (the “Original Filing”).  This Amendment is being filed to correct certain typographical errors appearing in Exhibits 23.4 and 23.5 of the Original Filing.  Except for such amended information, the Original Filing, as amended by this Amendment, continues to describe matters as of the date of the Original Filing.

Item 8.01  Other Events.

Exhibits 23.1 to 23.6 of this Form 8-K are incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
23.1*	Consent of Qualified Person (Leon McGarry)

23.2*	Consent of Qualified Person (Chris Scott, Marshall, Miller & Associates)

23.3*	Consent of Qualified Person (Dr. Steven Keim, Marshall, Miller & Associates)

23.4	Consent of Qualified Person (Dr. Jarrett Quinn, Primero Americas Inc.)

23.5	Consent of Qualified Person (Andrew Siemon, Primero Americas Inc.)

23.6*	Consent of Qualified Person (Stephane Normandin, Primero Americas Inc.)

96.1*	Technical Report Summary

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

* Previously filed

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment no. 1 to the report to be signed on its behalf by the undersigned, thereunto duly authorized.

PIEDMONT LITHIUM INC.

Date: February 1, 2022		/s/ Keith Phillips
	Name:	Keith Phillips
	Title:	President and Chief Executive Officer